Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Defense Industries International, Inc. and Subsidiaries

We consent to the inclusion in the foregoing Registration Statement on Amendment No. 1 to Form SB-2 of our report dated March 25, 2005, relating to the consolidated financial statements of Defense Industries International, Inc. and Subsidiaries as of and for the years ended December 31, 2004 and 2003, which also appears in the Defense Industries International, Inc. Annual Report on Form 10-KSB, for the years ended December 31, 2004 and 2003, filed with the Securities and Exchange Commission on April 15, 2005. We also consent to the reference to our firm under the caption “Experts”.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
November 2, 2005

6100 Glades Road • Suite 314	1925 Century Park East • Suite 1120	One Pacific Place, Suite 805
Boca Raton, Florida 33434	Los Angeles, California 90067	88 Queensway, Hong Kong, PRC
Telephone: 561 487 5765	Telephone: 310 601 2200	Telephone: 852-2780-7231
Facsimile: 561 487 5766	Facsimile: 310 601 2201	Facsimile: 852-2780-8717
www.cpaweinberg.com